Exhibit 99.1

DATALINK REPORTS 2012 THIRD QUARTER AND NINE MONTH OPERATING RESULTS

Third Quarter and Nine Month Revenues Up 16% and 30% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., October 25, 2012 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine months that ended September 30, 2012.  Revenues for the quarter ended September 30, 2012, increased 16% to $104.8 million compared to $90.1 million for the quarter ended September 30, 2011.  Revenues for the nine months ended September 30, 2012, increased 30% to $343.9 million compared to $265.3 million for the nine months ended September 30, 2011.  Datalink’s results for the first three quarters of 2012 include results of operations from the acquisition of Midwave Corporation, which was completed on October 3, 2011.

“We continue to see strong demand as evidenced by our strong pipeline of data center solutions prospects, especially virtualized data center solutions and big data, as well as all aspects of storage. However, as we said in our October 4, 2012, pre-release, customers are delaying large capital expenditures because of the challenging economic environment and we did experience a 13% sequential decline in revenues,” said Paul Lidsky, President and CEO of Datalink. “That caused us to lower our third quarter guidance, but projects are not being cancelled, and both our pipeline and overall industry adoption of the unified data center model continue to grow. We believe that these factors, our continued investments in the business, and our strategic emphasis on areas like services and consulting that can increase margins as well as customer wallet share position the company to return to sequential revenue and earnings growth as the economy recovers.”

GAAP Results

On a GAAP basis, the company reported net earnings of $1.9 million or $0.11 per diluted share for the third quarter ended September 30, 2012.  This compares to net earnings of $2.8 million or $0.16 per diluted share in the third quarter of 2011. For the nine months ended September 30, 2012, the company reported net earnings of $7.3 million or $0.42 per diluted share, compared to net earnings of $7.2 million, or $0.45 per diluted share, for the nine months ended September 30, 2011.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2012 were $2.8 million, or $0.16 per diluted share, compared to non-GAAP net earnings of $3.5 million, or $0.21 per diluted share, in the third quarter of 2011.  For the nine months ended September 30, 2012, the company reported non-GAAP net earnings of $9.7 million, or $0.56 per diluted share, compared to non-GAAP net earnings of $8.9 million, or $0.56 per diluted share, for the nine months ended September 30, 2011.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Third-quarter and year-to-date highlights include:

•                  The acquisition of Cary, North Carolina-based Strategic Technologies, Inc. (“StraTech”) on October 4, 2012. The acquisition increases Datalink’s market share and physical presence across the Eastern seaboard; adds an estimated $65 million in annualized product and services revenues; and positions Datalink to close 2012 with an anticipated annualized run rate of more than $500 million and a workforce of over 450 employees. Datalink expects the transaction to become accretive to net income within one quarter. Datalink will record a charge associated with the acquisition in the fourth quarter of 2012 of approximately $300,000, or $0.01 per fully diluted share. Datalink expects the full effect of cost synergies to take effect in the first quarter of 2013.

•                  Significant third-quarter wins in virtual data center, private cloud, big data and data protection solutions, including $8.4 million in EMC Isilon revenues for big data storage from two existing customers that required additional capacity for unstructured data.

•                  A 35% year-over-year increase in the number of $1 million+ customers, rising from 52 to 70 in the first nine months of 2011 and 2012, respectively.

•                  A 128% year-over-year increase in the number of virtual data center (VDC) sales, with 64 VDC projects valued at $53.4 million in the first nine months of 2012 compared to 28 VDC projects valued at $17.3 million in the comparable period in 2011.

Outlook

Datalink projects revenues of $125 million to $135 million for the fourth quarter of 2012 compared to $114.7 million for the fourth quarter of 2011.  This represents an increase in expected revenues of between 9% and 18%, based on the company’s current backlog, sales pipeline, historical seasonal trends and the addition of StraTech revenues, while also taking into account continued lengthening sales cycles. The company expects fourth quarter 2012 net earnings to be between $0.13 and $0.19 per diluted share on a GAAP basis, and net earnings of between $0.20 and $0.26 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.15 per diluted share and $0.24 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2011.  The fourth quarter guidance includes the results of operations for three months of the acquisition of StraTech.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech and Incentra acquisitions to deferred revenue and costs, integration and transaction costs related to the StraTech and Midwave acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.07 per diluted share for the fourth quarter of 2012.

Conference Call and Webcast Today

Datalink will hold a conference call today at 4:00 p.m. Central Standard Time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 277-1182. Participants will be asked to identify the Datalink conference call and provide the designated identification number (41699602). A live Webcast of the conference call can be viewed via Datalink’s website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including the financial impact of the StraTech acquisition and our internal projections of anticipated 2012 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2011, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; the length of our sales cycle; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating completed and future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Media & Alliances:

Suzanne Gallagher

SVP of Marketing

Phone: 720-566-5110

Email: sgallagher@datalink.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Net sales:
Products	$64,052	$55,671	$221,586	$167,811
Services	40,722	34,469	122,318	97,504
Total net sales	104,774	90,140	343,904	265,315

Cost of sales:
Cost of products	49,795	42,963	172,184	128,156
Cost of services	30,967	25,937	92,349	73,485
Total cost of sales	80,762	68,900	264,533	201,641
Gross profit	24,012	21,240	79,371	63,674
Operating expenses:
Sales and marketing	10,052	8,760	34,829	27,321
General and administrative	4,228	3,802	13,580	11,326
Engineering	5,755	3,886	16,704	12,091
Other income	—	(574)	—	(574)
Integration and transaction costs	103	125	123	125
Amortization of intangibles	619	382	1,857	1,147
Total operating expenses	20,757	16,381	67,093	51,436
Earnings from operations	3,255	4,859	12,278	12,238
Interest income (expense), net	13	(8)	1	(4)
Earnings before income taxes	3,268	4,851	12,279	12,234
Income tax expense	1,345	2,058	4,976	4,996
Net earnings	$1,923	$2,793	$7,303	$7,238

Earnings per common share:
Basic	$0.11	$0.17	$0.43	$0.47
Diluted	$0.11	$0.16	$0.42	$0.45
Weighted average common shares outstanding:
Basic	17,085	16,432	17,036	15,488
Diluted	17,585	16,963	17,465	15,962

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$29,156	$18,947
Short term investments	—	3,486
Accounts receivable, net	69,621	102,289
Inventories	1,728	1,736
Deferred customer support contract costs	69,613	62,901
Inventories shipped but not installed	6,046	9,779
Income tax receivable	3,557	405
Other current assets	599	1,169
Total current assets	180,320	200,712
Property and equipment, net	5,745	3,453
Goodwill	32,446	32,446
Finite life intangibles, net	7,178	9,035
Deferred customer support contract costs non-current	34,224	28,785
Deferred tax asset	3,191	3,159
Other assets	294	361
Total assets	$263,398	$277,951
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$26,816	$63,292
Accrued commissions	4,639	5,069
Accrued sales and use tax	1,385	2,574
Accrued expenses, other	5,047	5,209
Deferred tax liability	7,459	7,459
Customer deposits	2,518	2,145
Deferred revenue from customer support contracts	84,228	76,998
Other current liabilities	99	85
Total current liabilities	132,191	162,831
Deferred revenue from customer support contracts non-current	40,625	34,740
Other liabilities non-current	896	195
Total liabilities	173,712	197,766

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 18,056,551 and 17,899,171 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	18	18
Additional paid-in capital	68,411	66,213
Retained earnings	21,257	13,954
Total stockholders’ equity	89,686	80,185
Total liabilities and stockholders’ equity	$263,398	$277,951

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Earnings from operations on a GAAP basis	$3,255	$4,859	$12,278	$12,238
GAAP operating margin	3.1%	5.4%	3.6%	4.6%

Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	—
Purchase accounting adjustment to Incentra deferred revenue and cost, net	6	23	26	92
Total gross margin adjustments	6	23	26	92

Stock based compensation expense included in sales and marketing	171	276	543	393
Stock based compensation expense included in general and administrative	421	240	1,129	848
Stock based compensation expense included in engineering	134	169	369	369
Integration and transaction costs	103	—	123	—
Amortization of intangible assets	619	382	1,857	1,147
Total operating expense adjustments	1,448	1,067	4,021	2,757

Non-GAAP earnings from operations	4,709	5,949	16,325	15,087
Non-GAAP operating margin	4.5%	6.6%	4.7%	5.7%

Interest income (expense), net	13	(8)	1	(4)
Income tax expense impact including Non-GAAP items	1,917	2,424	6,628	6,158

Non-GAAP net earnings	$2,805	$3,517	$9,698	$8,925

Non-GAAP net earnings per share - Basic	$0.16	$0.21	$0.57	$0.58
Non-GAAP net earnings per share - Diluted	$0.16	$0.21	$0.56	$0.56

Shares used in non-GAAP per share calculation - Basic	17,085	16,432	17,036	15,488
Shares used in non-GAAP per share calculation - Diluted	17,585	16,963	17,465	15,962

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net earnings	$7,303	$7,238
Adjustments to reconcile net earnings to net cash provided by operating activities:
Benefit for bad debts	(35)	(6)
Depreciation	1,201	716
Amortization of finite lived intangibles	1,857	1,147
Deferred income taxes	(32)	187
Stock based compensation expense	2,041	1,670
Changes in operating assets and liabilities:
Accounts receivable, net	32,703	6,867
Inventories	3,741	5,500
Deferred costs/revenues/customer deposits, net	1,337	19
Accounts payable	(36,476)	(14,737)
Accrued expenses	(1,781)	(897)
Income tax payable (receivable)	(3,152)	598
Other	1,352	(114)
Net cash provided by operating activities	10,059	8,188

Cash flows from investing activities:
Purchase of investments	—	(9,978)
Maturities of investments	1,192	—
Sale of investments	2,294	5,737
Purchases of property and equipment	(3,493)	(696)
Net cash used in investing activities	(7)	(4,937)

Cash flows from financing activities:
Proceeds from stock offering	—	17,453
Excess tax from stock compensation	557	287
Proceeds from issuance of common stock from option exercise	330	841
Tax withholding payments reimbursed by restricted stock	(730)	—
Net cash provided by financing activities	157	18,581

Increase in cash and cash equivalents	10,209	21,832
Cash, beginning of period	18,947	8,988
Cash, end of period	$29,156	$30,820

Supplemental cash flow information:
Cash paid for income taxes	$7,604	$62
Cash received for income tax refunds	$—	$538